                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports included in or made a part of this Registration Statement (Registration No. 333-05557).

                                                /s/ ARTHUR ANDERSEN LLP

San Antonio, Texas
September 5, 1997